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                                                                      EXHIBIT 21

                        COMPUTER TASK GROUP, INCORPORATED

                SUBSIDIARIES OF COMPUTER TASK GROUP, INCORPORATED

      The following is a list of all of the subsidiaries of the Registrant as of December 31, 2003. All financial statements of such subsidiaries are included in the consolidated financial statements of the Registrant, and all of the voting securities of each subsidiary are wholly-owned by the Registrant:

                                                                                        State/Country
                                                                                       or Jurisdiction
                                                                                      of Incorporation
                                                                                      ----------------
-    Computer Task Group of Delaware, Inc.                                              Delaware
-    CTG Services, Inc.                                                                 New York
-    CTG of Buffalo, Inc.                                                               New York
-    Computer Task Group (Holdings) Ltd.                                                United Kingdom
-    Computer Task Group of Kansas, Inc. (a subsidiary                                  Missouri
     of Computer Task Group (Holdings) Ltd.)
-    Computer Task Group of Canada, Inc.                                                Canada
-    Computer Task Group International, Inc.                                            Delaware
-    Computer Task Group Europe B.V. (a subsidiary                                      The Netherlands
     of Computer Task Group International, Inc.)
-    Computer Task Group (U.K.) Ltd. (a subsidiary                                      United Kingdom
     of Computer Task Group Europe B.V.)
-    Computer Task Group Nederland B.V. (a subsidiary                                   The Netherlands
     of Computer Task Group Europe B.V.)
-    Computer Task Group Belgium N.V. (a subsidiary                                     Belgium
     of Computer Task Group Europe B.V.)
-    Rendeck Macro-4 Software B.V. (a subsidiary                                        The Netherlands
     of Computer Task Group Europe B.V.)
-    Computer Task Group of Luxembourg S.A. (a subsidiary                               Luxembourg
     of Computer Task Group Europe B.V.)
-    Computer Task Group of France S.A. (a subsidiary
     of Computer Task Group Europe B.V.)                                                France
-    CTG HealthCare Solutions, Inc.                                                     Delaware
-    CTG HealthCare Solutions (Kansas), Inc.                                            Kansas


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